Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Cloracks Corporation

As independent registered public accountants, we hereby consent to the use of our report dated March 24, 2016, with respect to the financial statements of Cloracks Corporation, in its registration statement on Form S-1/A Amendment No. 4 relating to the registration of 29,555,550 shares of common stock.  We also consent to the reference of our firm under the caption "interest of named experts" in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
August 23, 2016